UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

HEMISPHERE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

4000 Ponce de Leon Boulevard

Suite 650

Coral Gables, FL 33146

(Address of principal executive offices) (Zip Code)

(305) 421-6364 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HMTV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 hereto is a presentation that will be shared with investors containing certain information regarding the acquisition by Hemisphere Media Group, Inc. (the “Company”) of the equity interests of Pantaya, LLC (“Pantaya”) that the Company did not already own (the “Acquisition”). A copy of the presentation is also available on the investor relations section of the Company’s website at https://hemispheremediagroupinc.gcs-web.com/events-presentations. The information contained on the Company’s website is not incorporated by reference into, and does not form a part of, this Current Report on Form 8-K.

The information included in the presentation attached as Exhibit 99.1 hereto is furnished solely pursuant to Item 7.01 of this Current Report on Form 8-K. Consequently, it is not deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Act of 1933, as amended, or the Exchange Act, if such subsequent filing specifically references this Current Report on Form 8-K.

Item 8.01 Other Events

On March 31, 2021, HMTV DTC, LLC, (the “Buyer”), a wholly-owned indirect subsidiary of the Company, entered into a securities purchase agreement (the “Purchase Agreement”) with Pantaya and Artisan Home Entertainment Inc. (the “Seller”), pursuant to which the Buyer acquired all of the issued and outstanding equity interests of Pantaya that the Company did not already own, subject to the terms and conditions of the Purchase Agreement. Prior to signing of the Purchase Agreement, the Company owned 25% of the equity interests of Pantaya. Also, prior to the Acquisition, the business of Pantelion 2.0, LLC was contributed to Pantaya by the Seller. Pursuant to the terms and conditions of the Purchase Agreement, the Buyer purchased the remaining equity interests in Pantaya that the Company did not own for approximately $124.0 million in cash, subject to certain customary adjustments, including adjustments for cash and debt. The Acquisition was funded through a combination of the Company’s cash on hand and borrowings under a $50.0 million incremental term loan under the Company’s credit facility.

On April 1, 2021, the Company issued a press release regarding the Acquisition. A copy of the Company’s press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Presentation regarding the acquisition of Pantaya, LLC, dated April 1, 2021
99.2	Press release of the Company regarding the acquisition of Pantaya, LLC, dated April 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 1, 2021

HEMISPHERE MEDIA GROUP, INC.

By:	/s/ Alex J. Tolston
Name: Alex J. Tolston
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary